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                                                                     EXHIBIT 22
                                                                     ----------
                      SPORTS ARENAS, INC. AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT


      State of
   Incorporation         Subsidiary
   ------------       -----------------------------------------------------
      New York        Bradley Lanes, Inc.

     New Jersey          Americana Lounge, Inc. (100% by Bradley Lanes, Inc.)

      New York        Cabrillo Lanes, Inc.

      New York        Marietta Lanes, Inc.

      Delaware        Downtown Properties, Inc.

     California       Downtown Properties Development Corp.

     California       UCVGP, Inc.

     California          UCV, L.P. (1% general partner)

     California       Sports Arenas Properties, Inc.

     California          UCV, L.P. (49% limited partner) (formerly known as
                           University City Village, a joint venture)

     California          Redbird Properties, Ltd. (40% limited partner, 69%
                           limited partner as of July 1, 1995)

      Missouri        Redbird Acquisition Corporation

     California          Redbird Lanes, Ltd. (60% general and limited
                         partnership interest)

     California       Ocean West, Inc.

     California       RCSA Holdings, Inc.

     California          Old Vail Partners, L.P. (49% limited partner)

     California            Vail Ranch Limited Partnership (50% limited partner)

     California       OVGP, Inc.

     California          Old Vail Partners, L.P. (1% general partner)

     California       Ocean West Builders, Inc.

     California       Ocean Disbursements, Inc.

     California       Bowling Properties, Inc.


All subsidiaries are 100% owned, unless otherwise indicated, and are included in
the  Registrant's  consolidated  financial  statements,   except  for  Old  Vail
Partners, Redbird Properties, Ltd., and UCV, L.P.

                                       46
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